Exhibit B-200



                              ARTICLES OF AMENDMENT
                                     To the
                            ARTICLES OF INCORPORATION

      Pursuant  to  the  provisions  of  the  Colorado   Corporation   Act,  the
undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST:  The name of the corporation is (note 3) Martinez C M Corp.

      SECOND: The following amendment was adopted by the shareholders of the corporation on November 13, 1980, in the manner prescribed by the Colorado Corporation Act:

      CHANGES THE CORPORATE NAME TO GREAT SOUTH CONSTRUCTION, INC.
      The registered address is changed to:  387 Dawson Ct. Castle Rock, Co.
      80104

      THIRD: The number of shares of the corporation outstanding at the time of such adoption was -----; and the number of shares entitled to vote thereon was ------

      FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:
            CLASS       (Note 1)          NUMBER OF SHARES
            -----                         ----------------
      One

      FIFTH:  The number of shares voted for such amendment was 5,000; and
the number of shares voted against such amendment was 0.        -----
      SIXTH:  The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:
            CLASS       (Note 1)          NUMBER OF SHARES VOTED
            -----                         ----------------------
      One Class                                 For               Against
                                                ---               -------
      SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
      No Change                     (Note 2)

      EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
      No Change                     (Note 2)
                        Martinez C M Corp.                        (Note 3)
                        ----------------
                        By    Robert A Martinez
                              -----------------
                                 (Its President)
                        and   Sharon A. Martinez                  (Note 4)
                              -----------------
                              (Its  Secretary)
            STATE OF COLORADO,
      City and County of Denver     (ss)
      --------           -----
      Before me, Richard Gazoles, a Notary Public in and for the said County
                 --------------
and state personally appeared Robert A. and Sharon A. Martinez who
                              --------------------------------
acknowledged before me that he is the President and
                                                      (Title of Office)
Secretary of Martinez C M Corp
---------    -----------------
(Name of the corporation)

a Colorado corporation and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposed therein set forth, and that the facts contained therein are true.
      In witness whereof I have hereunto set my hand and seal this 13 day of
November A.D. 1980                                                 --
---------     ----
      My commission expires 2/28/84       Richard Hazoles
                                          ---------------
                                          (Notary Public)

Notes:      1.    If inapplicable, insert "None."
            2.    If inapplicable, insert "No change."
            3. Exact corporate name of corporation adopting the Articles of Amendment. (If this is a change of name amendment the name before this amendment is filed)
            4. Signatures and titles of officers signing for the corporation.
      SUBMIT IN DUPLICATE means original TYPED copy and first carbon copy, or xerox copies both having original signatures & verifications.

                                STATE OF COLORADO


      DEPARTMENT OF
            STATE                                     CERTIFICATE



      I, Mary Estill Buchanan, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.
      Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues Certificate of Incorporation to Alvarado-Martinez Construction Management Corporation.



                                                Mary Estill Buchanan
                                                --------------------
                                                Secretary of State

      DATED:  June 17, 1977

                             SUBSCRIPTION AGREEMENT


      The undersigned, in consideration of their mutual promises, hereby severally subscribe to and agree to take the number of shares set opposite their respective names of the capital stock of a proposed corporation, to be know as the Alvarado-Martinez Construction Management corporation and to be incorporated in the State of Colorado and agree to pay therefor the sum of One Dollar ($1.00) for each share so subscribed.

      All subscriptions shall be payable at such time or times as the Board of Directors of said corporation may determine.

      Date              Name and Address        No. of Shares     Amount
      June 15, 1977     Robert A. Martinez            2500        $2500.00
                        P.O. Box 103
                        Sedalia, Colorado 80135

      June 15, 1977     Robert L. Alvarado            2500        $2500.00
                        8539 E. Long Avenue
                        Englewood, Co.  80110


                                                Robert L. Alvarado
                                                ------------------

                                                Robert A. Martinez
                                                ------------------

                                                Dated June 15, 1977

                               CORPORATION SECTION
                               Department of State
                       1575 Sherman Street - Second Floor
                                  Denver 80203

      Mary Estill Buchanan
      Secretary of State
      State Capitol Building


                   NOTICE OF FILING OF ARTICLES OF INCORPORATION

                                       OR

                      APPLICATION FOR CERTIFICATE OF AUTHORITY


      Your Articles of Incorporation or Application for Certificate of Authority has been accepted and filed. The enclosed Certificate is issued to you as evidence of your corporate existence and authority to transact business in this state.

      As an authorized corporation, you are required to maintain continuously both a Registered Agent and a Registered Office in this state. Any change of Agent or Office requires the filing of a statement to that effect within thirty days of such change.

      In addition, every corporation is required to file a Corporate Report no later than May 1st of each biennium (every other year). The first Corporate Report of a corporation is due in the second year following its date of incorporation or qualification in this state (e.g. if its date of incorporation or qualification in this state is in 1980, the first Report would be due in
1982).

      If you are in need of any further service, please contact us. Our office hours are from 8:30 a.m. to 5 p.m., Monday through Friday. Telephone number: 839-2361.

      Our best wishes for success in your new venture.

                                STATE OF COLORADO

                               DEARTMENT OF STATE
                           1575 Sherman St., 2nd Floor
                             Denver, Colorado 80203
                            Telephone (303) 892-2361


      RE:

      Greetings:

      We are pleased to inform you that your Articles of Incorporation have been approved for filing and the enclosed Certificate of Incorporation is issued to you as evidence of your corporate existence.

      As a corporation, you are required to continuously maintain both a Registered Agent and a Registered Office. Any change of the Agent or Office requires the filing of a statement within thirty days of such a change. In addition, each corporation is required to file an annual report and to pay prescribed annual fees. The applicable form will be mailed to you at the beginning of each calendar year and must be filed no later than May 1 of that year.

      You may want to retain this letter as a reminder or mark your records accordingly so that you will not inadvertently become liable for any statutory penalties or consequences for late filing or nonfiling.

      If you are in need of any further service, please contact us. Our office hours are from 8:30 a.m. to 5:00 p.m., Monday through Friday.

      Our best wishes for success in your new venture.

                                    Very truly yours,

                                    MARTY ESTILL BUCHANAN
                                    Secretary of State

                                    Marcia J. Sunahara
                                    Supervisor, Corporation Office

      Ml
      Enc.